CUSIP NO. 457153 10 4                 13G                          Page 70 of 71

                                                                      Exhibit 3

                               POWER OF ATTORNEY

      Know all men by these presents, that the undersigned hereby constitutes and appoints each of Lily Yan Arevalo and James E. Anderson, Jr., signing singly, the undersigned's true and lawful attorneys-in-fact to:


      1. execute for and on behalf of the undersigned, in such undersigned's capacity as a beneficial owner of stock of Ingram Micro Inc. (the "Company"), any Schedule 13G or Schedule 13D, or any amendment thereto (collectively, the "Schedules") in accordance with the Securities Exchange Act of 1934 and the rules thereunder;

      2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules and timely file such Schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any


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CUSIP NO. 457153 10 4                 13G                          Page 71 of 71



of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      By execution of this Power of Attorney, the undersigned hereby revokes any previous Power of Attorney executed in favor of any other entity or entities, person or persons for the purposes described herein.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 14th day of February, 2001.


                                              SIGNATURE

                                              THE DAVID BRONSON INGRAM
                                              ANNUITY TRUST 2000


                                              By: David B. Ingram as
                                                  Trustee



                                              By: /s/ David B. Ingram
                                                  ------------------------------
                                                  David B. Ingram
                                                  Trustee